UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2024 (May 30, 2024)

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2024, Loop Industries, Inc. (the “Company” or “Loop”) entered into a Share Purchase Agreement (the “Agreement”) by and between the Company and Reed Management SAS (“Reed”). Pursuant to the Agreement, within a period of 12 months following closing, Reed will contribute €35 million to the Company to fund the global commercialization of the Infinite Loop™ technology and the parties have agreed to form a 50/50 joint venture for the European deployment of Loop’s technology.

Under the terms of the Agreement, Reed will provide the €35 million of capital as follows:

•	€10M investment in a Convertible Preferred Security to be issued by Loop, which contains a 13% PIK dividend rate and 5-year term;
•

€25M loan to Loop in two equal tranches – first tranche to support global deployment opportunities paid at closing and second tranche to support European deployment opportunities paid in the following 12 months with both tranches having a 13% PIK interest rate and 3-year term;

The closing of the transaction is subject to the fulfillment of certain closing conditions, principally the conditions that (i) Reed shall have successfully completed its first capital raising for its fund; and (ii) Loop shall have received a binding financing commitment from a governmental agency.

While there can be no assurance that the abovementioned closing conditions will be met, the Company currently anticipates that the transaction should close by the end of the second quarter of the current fiscal year.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 30, 2024, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

To satisfy its obligations under Regulation FD, Loop Industries, Inc. is furnishing an investor presentation, which is separately being provided to investors. The presentation slides will be posted on our web site (http://www.loopindustries.com/en/investors/home). The forward-looking statements disclosure included in the presentation slides is incorporated into this Item 7.01 by reference.

Investors and others should note that we announce material financial information to our investors using our investor relations web site (http://www.loopindustries.com/investors/overview), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the United States social media channels listed on our investor relations web site.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Share Purchase Agreement, dated May 30, 2024 by and between Loop Industries, Inc. and Reed Management SAS.
99.1	Press Release, dated May 30, 2024, announcing Reed agreement.

 * Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Loop hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: June 4, 2024	By:	/s/ Fady Mansour
Fady Mansour
Chief Financial Officer

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